SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  February 11, 2003
                                  Date of Report
                         ---------------------------------
                         (Date of Earliest Event Reported)


                             CONSOLIDATED RESOURCES GROUP, INC.
               ------------------------------------------------------
               (Exact name of Registrant as Specified in its Charter)


                              975 S. CONGRESS AVENUE
                                    SUITE 102
                            DELRAY BEACH, FLORIDA 33445
                      ----------------------------------------
                      (Address of Principal Executive Offices)


                                   (561) 265-3600
                           -------------------------------
                           (Registrant's Telephone Number)

       FLORIDA                       0-21725                  65-0886132
----------------------------      ----------------        -------------------
(State or other jurisdiction      (Commission File          (IRS Employer
     of incorporation)                Number)             Identification No.)



ITEM 5.  OTHER EVENTS AND REGULATION D DISCLOSURE.

    (a) On February 10, 2003 BTSL Technologies Limited ("BTSL"), an Irish limited liability, entered into an Agreement ("Agreement") with Consolidated Resources Group, Inc. ("CSRG") regarding the sale to BTSL of all of the outstanding shares TecEnergy Enterprises Limited, an Irish limited liability company and a wholly-owned subsidiary of CSRG, in exchange for 2,200,000 shares of CSRG common stock owned by BTSL. The transaction closed (the "Closing"), and the 2,200,000 shares of CSRG common stock were delivered to CSRG on February 11, 2003.

     Also, at the Closing, CSRG received from BTSL 5,252,839 warrants (collectively, the "BTSL Warrants"). Upon the Exercise Date (as defined below), all of the BTSL Warrants shall, in the aggregate, without any further action on the part of the CSRG, entitle CSRG to receive and automatically be converted into (i) such number of ordinary shares of TecEnergy such that CSRG will own ten percent (10%) of the total outstanding ordinary shares of TecEnergy owned by BTSL, or (ii) in the event that TecEnergy consummates a transaction prior to or on the Exercise Date pursuant to which the ordinary shares of TecEnergy become wholly-owned by a Public Company (as defined


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below) (a "Public Company Transaction"), ten percent (10%) of the total consideration received by BTSL solely in exchange for BTSL's ordinary shares of TecEnergy in the Public Company Transaction. For the purposes of the Agreement, a "Public Company" is an entity which has any class of capital stock registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For the purposes of the Agreement, the term "Exercise Date" means the earlier of (A) the date which is 180 days following the Closing Date, or (B) the date on which the Company consummates a Public Company Transaction. During the 180-day period following the Closing Date, BTSL agreed to use its best efforts, within commercially reasonable standards, to assist CSRG in obtaining possession of 140,000 shares of CSRG's Series 2001 Convertible Preferred Stock, issued by CSRG in connection with the 2001 Asset Purchase Agreement.

     Additionally, at the Closing, BTSL delivered into an escrow (maintained by an "Escrow Agent") stock certificates representing 6,467,161 of the shares of CSRG Common Stock issued (the "Escrowed CSRG Shares") by CSRG to BTSL in connection with the 2001 Asset Purchase Agreement between CSRG and BTSL (the "Escrowed CSRG Shares"). Following the Closing, CSRG agreed to pay to BTSL a total of $245,000 in cash (the "Cash Payment") as follows: (i) $5,000, within five days of the Closing Date; (ii) $40,000, within 15 days of the Closing Date (the "Second Payment"); and (iii) $25,000 per week for each of the eight weeks immediately following the week during which the Second Payment is made, with each of such weekly payments due and payable on the same day of the week that the Second Payment is made. Upon the payment by CSRG of the entire Cash Payment the Escrow Agent shall deliver to CSRG 2,467,161 of the Escrowed CSRG Shares.

     As of the Closing Date, BTSL represented that there were outstanding options to purchase 1,000,000 shares of CSRG Common Stock issued by BTSL (the "BTSL Options"). In the event that, at any time during the period commencing on the Closing Date and ending on December 31, 2004 (the "Options Exercise Period"), any of such BTSL Options are exercised by the holders thereof, (i) the number of Escrowed CSRG Shares corresponding to such exercise shall immediately be released from escrow directly to BTSL, and (ii) BTSL shall forward to CSRG upon receipt the following amounts: (A) $.50 per Escrowed CSRG Share released to BTSL pursuant to this Agreement, with respect to the first 500,000 Escrowed CSRG Shares released; and (B) $.75 per Escrowed CSRG Share released to BTSL pursuant to this Agreement, with respect to the second 500,000 Escrowed CSRG Shares released. Notwithstanding the foregoing, in no event shall the number of Escrowed CSRG Shares released to BTSL pursuant to the exercise of the BTSL Options exceed 1,000,000 in the aggregate. CSRG agreed that it will not, during the Options Exercise Period, consummate a combination, reverse stock split or transaction having similar effect, that will cause a greater than 4-to-1 reduction in the total shares of CSRG Common Stock outstanding as of the Closing Date. Upon the earlier of (i) the exercise of all of the BTSL Options and the delivery to BTSL of the corresponding number of Escrowed CSRG Shares, or (ii) the expiration of the Options Exercise Period, any Escrowed CSRG Shares thereafter remaining in escrow shall immediately be released to CSRG.

     However, in the event that CSRG does not make the entire Cash Payment on the terms set forth above, then, (i) all of the Escrowed CSRG Shares shall immediately be released from escrow directly to BTSL, and (ii) CSRG shall have no right to receive from BTSL any amounts pursuant to the exercise of the BTSL Options as set forth above.

     (b) On February 11, 2003, Tim Coburn and Padraic Maloney resigned from the Board of Directors of CSRG.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as
Exhibit 2.6 hereto, and incorporated herein by reference.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

         (c)  Exhibits.

                  2.6   Agreement dated as of February 10,
                        2003 between BTSL Technologies Limited and
                        Consolidated Resources Group, Inc.

THE REGISTRANT UNDERTAKES TO FURNISH SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST A COPY OF ANY EXHIBIT OR SCHEDULE TO THE AGREEMENT.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED RESOURCES GROUP, INC.


                                    BY: /s/ JOSEPH R. BERGMANN, PRESIDENT
                                       -----------------------------------



DATE: February 26, 2003




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